EXHIBIT 99.1

MercadoLibre, Inc. Reports Third Quarter 2018 Financial Results

83.5 million Items Sold, up 12.5%,

103.9 million Total Payment Transactions, up 66.7%

Net Revenues of $355.3 million, up 58.3% on an FX neutral basis

BUENOS AIRES, Argentina, Nov. 01, 2018 (GLOBE NEWSWIRE) -- MercadoLibre, Inc. (Nasdaq: MELI) (http://www.mercadolibre.com), Latin America's leading e-commerce technology company, today reported financial results for the quarter ended September 30, 2018.

Pedro Arnt, Chief Financial Officer of MercadoLibre, Inc., commented, “I am pleased to report another quarter of solid performance in our business, across our key business units. During the quarter we have: strengthened our online-to-offline payments offering, successfully expanded the financial services portfolio, once again confirmed the great resiliency of our marketplace business, and made important strides with the development of our proprietary logistics network. All this has translated into a strong top line growth, as gross billings grew 48% on an FX neutral basis year over year. And, from a bottom line perspective, operating losses showed a 61% reduction versus last quarter as we delivered break even EBITDA during Q3.”

Third Quarter 2018 Business Highlights1

  Total payment volume through MercadoPago reached $4.6 billion, a year-over-year increase of 24.1% in USD and 69.5% on an FX neutral basis. Total payment transactions increased 66.7% year-over-year, totaling 103.9 million for the quarter.
  Successful execution in off-platform payments (online and offline) through merchant services, mobile point-of-sale devices, and mobile wallet business. On a consolidated basis, off-platform total payment volume grew 87.8% year-over-year in USD and 163.3% on an FX neutral basis.
  In September for the first time ever MercadoPago not only processed more total payment transactions off-platform than on MELI’s marketplaces, but total payment transactions surpassed the hundred million mark in a single quarter.
  Mobile-point-of-sale business is quickly becoming one of the fastest growing non-marketplace business units, representing 46.5% of total off-platform payment  volume for the quarter and growing total payment volume on a consolidated basis 636% year-over-year on an FX neutral basis.
  Mobile wallet reached 1 million active payers during the month of September, while total payment volume from mobile wallet in Argentina, Brazil and Mexico is growing triple digits year-over-year.
  Launched asset management in Argentina, the first country where we have begun to offer the entire suite of fintech solutions: mobile point-of-sales devices, QR codes in store payments, mobile wallet, and asset management.
  Gross merchandise volume reached almost $3 billion, a 2.6% year-over-year decrease in USD, and a 27.9% year-over-year increase on an FX neutral basis.
  Items sold reached 83.5 million, growing 12.5% year-over-year versus 55.7% during the same period last year. The decrease year-over-year deceleration is attributable to Brazil with the launch of R$ 5 flat fee on items below R$ 120 and the removal of listings below R$ 6 as we shift incentives for buyers to purchase higher ticket items.
  Unique buyers grew 9.4% year-over-year versus 16.0% in the second quarter. This declining growth rate is attributable primarily to pricing adjustments we have done in our value proposition, including eliminating low priced ticket items from our platform and making payments mandatory in Chile and Colombia which also affects buyer growth temporarily.
  Live listings offered on MercadoLibre’s marketplace grew to 168.1 million in the third quarter of 2018, a 58.8% year-over-year increase, surpassing for the second time the 150 million mark.
  Mobile gross merchandise volume penetration grew 19.5% year-over-year reaching 58.1%.
  Items shipped through MercadoEnvíos reached 54.3 million, a 30.2% year-over-year increase, driven primarily by increasing our free shipping program. Items shipped in Argentina, Mexico, Chile and Colombia were highlights of the quarter, growing 74.4%, 99.4%, 146.7%, and 83.4% respectively year-over-year.
  MercadoLibre launched its MELI Flex logistics solution, enabling our sellers to adopt proprietary technology and leverage their existing logistics relationships with small carriers to deliver products within hours in large metropolitan areas within the MercadoEnvíos network.

__________________________________
1 Percentages have been calculated using whole amounts rather than rounded amounts.

Adoption of ASC 606

  Effective January 1, 2018, the Company adopted ASC 606, Revenue from Contracts with Customers related to revenue recognition (“ASC 606”) issued by the Financial Accounting Standards Board (“FASB”). The Company has adopted ASC 606 using the full retrospective transition method and has accordingly revised its consolidated financial statements for the year ended December 31, 2017, and applicable interim periods within the year ended December 31, 2017, as if ASC 606 had been effective for those periods. Because the Company did not offer free shipping in 2016, net revenue for that year does not need to be recast.
  As a result of adopting ASC 606, the Company must present net revenue net of amounts paid in connection with the Company’s free shipping initiative rather than including these amounts in the cost of net sales, as previously recorded. For the three-month period ended September 30, 2018 the Company incurred $107.6 million of shipping subsidies that have been netted from revenues.
  As a result of adopting ASC 606, our net revenues for the periods indicated below have been recast as presented below. Our adoption of 606 does not affect our operating or net income/loss.

	In Millions
Gross	YTD 2017*	YTD 2018**	Q3 2017*	Q3 2018**
Billings	$961.1	$1,328.3	$370.7	$462.8

	In Millions
Adjustments	YTD 2017*	YTD 2018**	Q3 2017*	Q3 2018**
(Decrease)	$102.6	$316.7	$65.7	$107.6

	In Millions
Net	YTD 2017*	YTD 2018**	Q3 2017*	Q3 2018**
Revenues	$858.5	$1,011.6	$304.9	$355.3

*As Recast **As Reported
(*) The table above may not total due to rounding.

The tables below present our gross billing and amounts paid by us in connection with our free shipping service.

	In Millions
		YTD 2017	YTD 2018	Q3 2017	Q3 2018
Gross Billings	Brazil	$569.3	$855.8	$229.5	$309.0
	Argentina	$250.7	$303.1	$91.3	$91.2
	Mexico	$58.3	$99.8	$22.6	$39.1
	Venezuela	$38.3	$-	$9.8	$-
	Others	$44.5	$69.7	$17.5	$23.6

	In Millions
		YTD 2017	YTD 2018	Q3 2017	Q3 2018
Adjustments (Decrease)	Brazil	$75.8	$254.9	$52.9	$88.2
	Argentina	$-	$17.3	$-	$7.5
	Mexico	$24.7	$36.3	$11.1	$10.1
	Venezuela	$-	$-	$-	$-
	Others	$2.1	$8.2	$1.7	$1.8

	In Millions
		YTD 2017*	YTD 2018**	Q3 2017*	Q3 2018**
Net Revenues	Brazil	$493.5	$600.8	$176.6	$220.8
	Argentina	$250.7	$285.8	$91.3	$83.7
	Mexico	$33.6	$63.6	$11.5	$29.0
	Venezuela	$38.3	$-	$9.8	$-
	Others	$42.3	$61.5	$15.8	$21.8

*As Recast **As Reported
(*) The table above may not total due to rounding.

Third Quarter 2018 Financial Highlights

  Net revenues for the third quarter grew to $355.3 million, a year-over-year increase of 16.5% in USD and 58.3% on an FX neutral basis.
  Enhanced marketplace revenues decreased 0.5% year-over-year in USD, and increased 35.6% on an FX neutral basis, while non-marketplace revenues increased 41.3% year-over-year in USD and 91.4% on an FX neutral basis.
  Gross profit was $169.7 million with a margin of 47.8%, compared to 57.7% in the third quarter of 2017. Most of the gross margin compression is attributed to an increase in free shipping subsidies.
  Total operating expenses were $180.7 million, up 21.9% year-over-year. As a percentage of revenues, operating expenses were 50.9%, as compared to 48.6% during the third quarter of 2017.
  Loss from operations was down 61% versus last quarter to $11.0 million, or 139.9% year-over-year. As a percentage of revenues, loss from operations was 3.1%, as compared to a gain of 9.0% during the third quarter of 2017.
  Interest income was $8.6 million, a 39.2% decrease year-over-year as a, mainly attributable to a $5.6 million decrease from our financial investments as a result of Argentine Peso devaluation and lower float in Argentina.
  The company incurred $15.9 million in financial expenses in the third quarter of 2018 mainly attributable to financial interest related to the 2028 Convertible Notes and financial loans in Argentina, Uruguay and Chile.
  The foreign exchange gains for the third quarter of 2018 were of $3.9 million, mainly as a consequence of a $5.1 million gain arising from the U.S. Dollar revaluation over our Argentine Peso net liability position in Argentina, partially offset by a $1.3 million loss arising from the appreciation of the Mexican Peso over our U.S. Dollar net asset position in Mexico.
  Net loss before taxes was $14.3 million, down 139.0% year-over-year.
  Income tax gain was $4.2 million during the third quarter, yielding a blended tax rate for the period of 29.6%.
  Net loss as reported for the third quarter was $10.1 million, resulting in basic net loss per share of $0.23.
  Operating cash flow was $96.6 million. Net increase in cash, restricted cash and cash equivalents was $553.7 million in during the third quarter of 2018.

The following table summarizes certain key performance metrics for the three months ended September 30th, 2018 and 2017.

	Nine-months Periods Ended		Three-month Periods Ended
	September 30,		September 30,
(in millions)*	2018	2017 (**)	2018	2017 (**)

Number of confirmed registered users at end of period	248.9	201.2	248.9	201.2
Number of confirmed new registered users during period	36.7	27.0	14.0	10.0
Gross merchandise volume	$9,271.8	$8,131.6	$2,995.2	$3,075.3
Number of successful items sold	249.1	188.9	83.5	74.2
Number of successful items shipped	159.6	102.4	54.3	41.7
Total payment volume	$13,153.8	$9,388.9	$4,552.4	$3,667.1
Total volume of payments on marketplace	$8,324.1	$6,620.3	$2,720.3	$2,592.9
Total payment transactions	263.7	158.2	103.9	62.3
Unique buyers	33.1	27.6	17.9	16.3
Unique sellers	12.9	8.7	4.3	4.6
Capital expenditures	$72.1	$52.1	$25.3	$17.5
Depreciation and amortization	$33.9	$30.0	$11.3	$10.9

(*) Figures have been expressed using rounding amounts. Growth calculations using this table may not total due to rounding.
(**) Data for 2017 includes Venezuelan metrics. Please refer to Note 2 of our unaudited interim condensed consolidated financial statements for additional details

Table of Year-over-year USD Revenue Growth Rates by Quarter

	Year-over-year Growth rates

Consolidated Net Revenues	Q3’17	Q4’17	Q1’18	Q2’18	Q3’18

Brazil	35%	37%	15%	25%	25%

Argentina	30%	42%	43%	14%	(8)%

Mexico	(3)%	48%	51%	62%	152%

Table of Year-over-year Local Currency Revenue Growth Rates by Quarter

	Year-over-year Growth rates

Consolidated Net Revenues	Q3’17	Q4’17	Q1’18	Q2’18	Q3’18

Brazil	31%	35%	19%	40%	56%

Argentina	51%	62%	80%	68%	68%

Mexico	(7)%	41%	39%	71%	168%

Conference Call and Webcast

The Company will host a conference call and audio webcast on Nov 1st, 2018 at 4:30 p.m. Eastern Time. The conference call may be accessed by dialing (877) 303-7209 / (970) 315-0420 (Conference ID 3879789) and requesting inclusion in the call for MercadoLibre. The live conference call can be accessed via audio webcast at the investor relations section of the Company's website, at http://investor.mercadolibre.com. An archive of the webcast will be available for one week following the conclusion of the conference call.

Definition of Selected Operational Metrics

Gross Billings - Total accrued fees, commissions, interest, and other sales received from users.

Foreign Exchange (“FX”) Neutral – Calculated by using the average monthly exchange rate of each month of 2017 and applying it to the corresponding months in the current year, so as to calculate what the results would have been had exchange rates remained constant. Intercompany allocations are excluded from this calculation. These calculations do not include any other macroeconomic effect such as local currency inflation effects or any price adjustment to compensate local currency inflation or devaluations.

Gross merchandise volume – Measure of the total U.S. dollar sum of all transactions completed through the MercadoLibre Marketplace, excluding Classifieds transactions.

Total payment transactions – Measure of the number of all transactions paid for using MercadoPago.

Total volume of payments on marketplace - Measure of the total U.S. dollar sum of all marketplace transactions paid for using MercadoPago, excluding shipping and financing fees.

Total payment volume– Measure of total U.S. dollar sum of all transactions paid for using MercadoPago, including marketplace and non-marketplace transactions.

Enhanced Marketplace - Revenues from the Enhanced Marketplace service, include the final value fees and shipping fees charged to the Company’s customers.

Items sold – Measure of the number of items that were sold/purchased through the MercadoLibre Marketplace, excluding Classifieds items.

Items shipped- Measure of the number of items that were shipped through our shipping service.

Local Currency Growth Rates – Refer to FX Neutral definition.

Net income margin – Defined as net income as a percentage of net revenues.

New confirmed registered users – Measure of the number of new users who have registered on the MercadoLibre Marketplace and confirmed their registration, excluding Classifieds users.

Operating margin – Defined as income from operations as a percentage of net revenues.

Total confirmed registered users – Measure of the cumulative number of users who have registered on the MercadoLibre Marketplace and confirmed their registration, excluding Classifieds users.

Unique Buyers – New or existing users with at least one purchase made in the period, including Classifieds users.

Unique Sellers – New or existing users with at least one new listing in the period, including Classifieds users.

About MercadoLibre

Founded in 1999, MercadoLibre is Latin America's leading e-commerce technology company. Through its primary platforms, MercadoLibre.com and MercadoPago.com, it provides solutions to individuals and companies buying, selling, advertising, and paying for goods and services online.

MercadoLibre.com serves millions of users and creates a market for a wide variety of goods and services in an easy, safe and efficient way. The site is among the top 50 in the world in terms of page views and is the leading retail platform in unique visitors in the major countries in which it operates according to metrics provided by comScore Networks.  The Company is listed on NASDAQ (Nasdaq: MELI) following its initial public offering in 2007.

For more information about the Company visit: http://investor.mercadolibre.com.

The MercadoLibre, Inc. logo is available at https://resource.globenewswire.com/Resource/Download/6ab227b7-693f-4b17-b80c-552ae45c76bf?size=0

Forward-Looking Statements

Any statements herein regarding MercadoLibre, Inc. that are not historical or current facts are forward-looking statements. These forward-looking statements convey MercadoLibre, Inc.’s current expectations or forecasts of future events. Forward-looking statements regarding MercadoLibre, Inc. involve known and unknown risks, uncertainties and other factors that may cause MercadoLibre, Inc.’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Certain of these risks and uncertainties are described in the “Risk Factors,” “Forward-Looking Statements” and “Cautionary Note Regarding Forward-Looking Statements” sections of MercadoLibre, Inc.’s annual report on Form 10-K for the year ended December 31, 2017, and any of MercadoLibre, Inc.’s other applicable filings with the Securities and Exchange Commission. Unless required by law, MercadoLibre, Inc. undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date hereof.

Consolidated statements of income
(In thousands of U.S. dollars, except for share data)

	Nine Months Ended September 30,		Three Months Ended September 30,
	2018	2017	2018		2017
Net revenues	$1,011,634	$858,479		$355,281	$304,921
Cost of net revenues	$(519,410)	$(342,241)		$(185,563)	$(129,094)
Gross profit	$492,224	$516,238		$169,718	$175,827
Operating expenses:
Product and technology development	$(107,311)	$(93,019)		$(35,478)	$(32,380)
Sales and marketing	$(342,382)	$(207,925)		$(110,443)	$(84,139)
General and administrative	$(111,195)	$(91,575)		$(34,800)	$(31,766)
Impairment of Long-Lived Assets	—	$(2,837)		—	—
Total operating expenses	$(560,888)	$(395,356)		$(180,721)	$(148,285)
(Loss) income from operations	$(68,664)	$120,882		$(11,003)	$27,542

Other income (expenses):
Interest income and other financial gains	$27,746	$37,020		$8,636	$14,200
Interest expense and other financial losses	$(39,805)	$(19,686)		$(15,869)	$(6,709)
Foreign currency gains (losses)	$22,102	$(19,475)		$3,924	$1,622
Net (loss) income before income tax gain (expense)	$(58,621)	$118,741		$(14,312)	$36,655

Income tax gain (expense)	$24,372	$(37,241)		$4,234	$(8,989)
Net (loss) income	$(34,249)	$81,500		$(10,078)	$27,666

	Nine Months Ended September 30,		Three Months Ended September 30,
	2018	2017	2018		2017
Basic EPS
Basic net (loss) income
Available to shareholders per common share	$(0.77)	$1.85	$	(0.23)	$0.63
Weighted average of outstanding common shares	$44,302,724	$44,157,364		$44,588,704	$44,157,364
Diluted EPS
Diluted net (loss) income
Available to shareholders per common share	$ (0.77)	$1.85	$	(0.23)	$0.63
Weighted average of outstanding common shares	$44,302,724	$44,157,364		$44,588,704	$44,157,364

Cash Dividends declared (per share)	—	$0.45		—	$0.15

Consolidated balance sheets
(In thousands of U.S. dollars, except par value)

	September 30,	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$1,028,579	$388,260
Restricted cash and cash equivalents	$49,151	—
Short-term investments	$67,041	$209,432
Accounts receivable, net	$27,141	$28,168
Credit cards receivables, net	$266,461	$521,130
Loans receivable, net	$90,827	$73,409
Prepaid expenses	$11,013	$5,864
Inventory	$7,395	$2,549
Other assets	$54,071	$58,107
Total current assets	$1,601,679	$1,286,919
Non-current assets:
Long-term investments	$2,823	$34,720
Property and equipment, net	$138,417	$114,837
Goodwill	$88,650	$92,279
Intangible assets, net	$18,719	$23,174
Deferred tax assets	$125,521	$57,324
Other assets	$42,542	$63,934
Total non-current assets	$416,672	$386,268
Total assets	$2,018,351	$1,673,187
Liabilities and Equity
Current liabilities:
Accounts payable and accrued expenses	$230,999	$221,095
Funds payable to customers	$525,089	$583,107
Salaries and social security payable	$57,372	$65,053
Taxes payable	$22,740	$32,150
Loans payable and other financial liabilities	$141,502	$56,325
Other liabilities	$11,830	$3,678
Dividends payable	—	$6,624
Total current liabilities	$989,532	$968,032
Non-current liabilities:
Salaries and social security payable	$23,389	$25,002
Loans payable and other financial liabilities	$554,830	$312,089
Deferred tax liabilities	$92,322	$23,819
Other liabilities	$16,526	$18,466
Total non-current liabilities	$687,067	$379,376
Total liabilities	$1,676,599	$1,347,408

Equity:

Common stock, $0.001 par value, 110,000,000 shares authorized,
45,201,662 and 44,157,364 shares issued and outstanding at September 30,
2018 and December 31, 2017	$45	$44
Additional paid-in capital	$221,719	$70,661
Retained earnings	$505,768	$537,925
Accumulated other comprehensive loss	$(385,780)	$(282,851)
Total Equity	$341,752	$325,779
Total Liabilities and Equity	$2,018,351	$1,673,187

Consolidated statements of cash flows
(In thousands of U.S. dollars, except par value)

	Nine Months Ended September 30,
	2018		2017

Cash flows from operations:
Net (loss) income	$	(34,249)		$81,500
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Unrealized devaluation loss, net		$9,262		$28,463
Impairment of Long-Lived Assets		—		$2,837
Depreciation and amortization		$33,861		$29,953
Accrued interest	$	(11,258)	$	(16,391)
Non cash interest and convertible notes amortization of debt discount and amortization of debt issuance costs		$18,386		$9,234
LTRP accrued compensation		$27,706		$28,734
Deferred income taxes	$	(75,275)	$	(14,769)
Changes in assets and liabilities:
Accounts receivable	$	(14,891)	$	(13,380)
Credit card receivables		$121,896	$	(113,514)
Prepaid expenses	$	(6,810)		$6,800
Inventory	$	(6,015)	$	(1,172)
Other assets	$	(17,463)	$	(31,528)
Accounts payable and accrued expenses		$50,979		$71,794
Funds payable to customers		$82,909		$151,635
Other liabilities		$6,077		$3,703
Interest received from investments		$10,986		$18,490
Net cash provided by operating activities		$196,101		$242,389
Cash flows from investing activities:
Purchase of investments	$	(1,814,416)	$	(3,180,633)
Proceeds from sale and maturity of investments		$1,964,480		$3,371,543
Payment for acquired businesses, net of cash acquired	$	(2,281)		—
Purchases of intangible assets	$	(217)	$	(84)
Advance for property and equipment	$	(4,426)	$	(12,777)
Changes in principal of loans receivable, net	$	(55,860)	$	(46,951)
Purchases of property and equipment	$	(65,133)	$	(39,280)
Net cash provided by investing activities		$22,147		$91,818
Cash flows from financing activities:
Funds received from the issuance of convertible notes		$880,000		—
Transaction costs from the issuance of convertible notes	$	(16,264)		—
Purchase of convertible note capped call	$	(137,476)	$	(67,308)
Unwind of convertible note capped call		$121,703		—
Payments on convertible notes	$	(348,123)		—
Proceeds from loans payable and other financial liabilities		$156,075		$13,153
Payments on loans payable and other financing liabilities	$	(78,705)	$	(4,304)
Dividends paid	$	(6,624)	$	(19,871)
Net cash provided by (used in) financing activities		$570,586	$	(78,330)
Effect of exchange rate changes on cash, cash equivalents, restricted cash and cash equivalents	$	(99,364)	$	(28,819)
Net increase in cash, cash equivalents and restricted cash equivalents		$689,470		$227,058
Cash, cash equivalents and restricted cash equivalents, beginning of the period		$388,260		$234,140
Cash, cash equivalents and restricted cash equivalents, end of the period		$1,077,730		$461,198

Financial results of reporting segments

	Three Months Ended September 30, 2018
	Brazil	Argentina	Mexico	Other Countries	Total
	(In thousands)
Net revenues	$220,828	$83,714	$28,962	$21,777	$355,281
Direct costs	(190,172)	(60,409)	(35,229)	(18,822)	(304,632)
Direct contribution (loss)	30,656	23,305	(6,267)	2,955	50,649

Operating expenses and indirect costs of net revenues					(61,652)
Loss from operations					(11,003)

Other income (expenses):
Interest income and other financial gains					8,636
Interest expense and other financial losses					(15,869)
Foreign currency gains					3,924
Net loss before income tax gain					$(14,312)

	Three Months Ended September 30, 2017
	Brazil	Argentina	Mexico	Venezuela	Other Countries	Total
	(In thousands)
Net revenues	$176,575	$91,308	$11,489	$9,751	$15,798	$304,921
Direct costs	(129,958)	(56,210)	(24,923)	(4,582)	(12,684)	(228,357)
Direct contribution (loss)	46,617	35,098	(13,434)	5,169	3,114	76,564

Operating expenses and indirect costs of net revenues						(49,022)
Income from operations						27,542

Other income (expenses):
Interest income and other financial gains						14,200
Interest expense and other financial losses						(6,709)
Foreign currency gains						1,622
Net income before income tax expense						$36,655

Non-GAAP Financial Measures

To supplement our consolidated financial statements presented in accordance with U.S. GAAP, we use foreign exchange (“FX”) neutral measures as non-GAAP measure.

This non-GAAP measure should not be considered in isolation or as a substitute for measures of performance prepared in accordance with U.S. GAAP and may be different from non-GAAP measures used by other companies. In addition, this non-GAAP measure is not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with U.S. GAAP. This non-GAAP financial measure should only be used to evaluate our results of operations in conjunction with the most comparable U.S. GAAP financial measures.

Reconciliation of this non-GAAP financial measure to the most comparable U.S. GAAP financial measures can be found in the tables included in this quarterly report.

The Company believes that reconciliation of FX neutral measures to the most directly comparable GAAP measure provides investors an overall understanding of our current financial performance and its prospects for the future. Specifically, we believe this non-GAAP measure provide useful information to both management and investors by excluding the foreign currency exchange rate impact that may not be indicative of our core operating results and business outlook.

The FX neutral measures were calculated by using the average monthly exchange rates for each month during 2017 and applying them to the corresponding months in 2018, so as to calculate what our results would have been had exchange rates remained stable from one year to the next. The table below excludes intercompany allocation FX effects. Finally, this measure does not include any other macroeconomic effect such as local currency inflation effects, the impact on impairment calculations or any price adjustment to compensate local currency inflation or devaluations.

The following table sets forth the FX neutral measures related to our reported results of the operations for the three-month period ended September 30, 2018:

	Three-month Periods Ended
	September 30, (*)
	As reported			FX Neutral Measures
(In millions, except percentages)	2018	2017	Percentage Change	2018	2017	Percentage Change
	(Unaudited)			(Unaudited)
Net revenues	$355.3	$304.9	16.5%	$482.6	$304.9	58.3%
Cost of net revenues	(185.6)	(129.1)	43.7%	(254.3)	(129.1)	97.0%
Gross profit	169.7	175.8	-3.5%	228.3	175.8	29.8%

Operating expenses	(180.7)	-148.3	21.9%	(254.0)	(148.3)	71.3%
(Loss) / Income from operations	(11.0)	27.5	-140.0%	(25.7)	27.5	-193.4%

(*) The table above may not total due to rounding.

CONTACT:

MercadoLibre, Inc.
Investor Relations
investor@mercadolibre.com
http://investor.mercadolibre.com

A PDF accompanying this announcement is available at http://resource.globenewswire.com/Resource/Download/89a2c73c-e351-409e-a9bd-8474b13c6109